As filed with the Securities and Exchange Commission on October 31, 2017

Registration No. 333-12169

Registration No. 333-62059

Registration No. 333-45820

Registration No. 333-98081

Registration No. 333-109256

Registration No. 333-120008

Registration No. 333-128482

Registration No. 333-145281

Registration No. 333-168668

Registration No. 333-183171

Registration No. 333-205554

Registration No. 333-213012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-12169

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-62059

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-45820

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-98081

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-109256

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-120008

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-128482

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-145281

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-168668

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-183171

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-205554

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-213012

SCICLONE PHARMACEUTICALS, INC.

(Exact name of issuer as specified in its charter)

Delaware	94-3116852
(State of incorporation)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 900 Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)

1995 Equity Incentive Plan

1995 Nonemployee Director Stock Option Plan

1996 Employee Stock Purchase Plan

2004 Stock Option Plan

2004 Outside Directors Stock Option Plan

2005 Equity Incentive Plan

Employee Stock Purchase Plan

2015 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of plans)

Wilson W. Cheung

Chief Financial Officer and Senior Vice President, Finance

SciClone Pharmaceuticals, Inc.

950 Tower Lane, Suite 900

Foster City, California 94404

(650) 358-3456

(Name, address and telephone number of agent for service)

Copy to:

Eric H. Wang

DLA Piper LLP (US)

2000 University Avenue

East Palo Alto, California 94303

(650) 833-2106

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF COMMON STOCK

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (the “Registration Statements”) of SciClone Pharmaceuticals, Inc. (the “Company”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and are being filed to deregister all securities of the Company that had been registered for issuance on the Registration Statements that remain unsold under such Registration Statements:

File No. 333-12169 as filed with the Commission on September 17, 1996, pertaining to the registration of 500,000 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan, and as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 29, 2003.

File No. 333-62059 as filed with the Commission on August 21, 1998, pertaining to the registration of 2,250,000 shares of Common Stock issuable under the 1995 Equity Incentive Plan, and as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 29, 2003.

File No. 333-45820 as filed with the Commission on September 14, 2000, pertaining to the registration of 250,000 shares of Common Stock issuable under the 1995 Nonemployee Director Stock Option Plan and 1,250,000 shares of Common Stock issuable under the 1995 Equity Incentive Plan, and as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 29, 2003.

File No. 333-98081 as filed with the Commission on August 14, 2002, pertaining to the registration of 250,000 shares of Common Stock issuable under the 1995 Nonemployee Director Stock Option Plan and 1,350,000 shares of Common Stock issuable under the 1995 Equity Incentive Plan, and as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 29, 2003.

File No. 333-109256 as filed with the Commission on September 29, 2003, pertaining to the registration of 500,000 shares of Common Stock issuable under the 1996 Employee Stock Purchase Plan.

File No. 333-120008 as filed with the Commission on October 27, 2004, pertaining to the registration of 2,500,000 shares of Common Stock issuable under the 2004 Stock Option Plan and 465,000 shares of Common Stock issuable under the 2004 Outside Directors Stock Option Plan.

File No. 333-128482 as filed with the Commission on September 21, 2005, pertaining to the registration of 4,800,000 shares of Common Stock issuable under the 2005 Equity Incentive Plan and 550,000 shares of Common Stock issuable under the 2004 Outside Directors Stock Option Plan.

File No. 333-145281 as filed with the Commission on August 9, 2007, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the 2005 Equity Incentive Plan and 750,000 shares of Common Stock issuable under the 2004 Outside Directors Stock Option Plan.

File No. 333-168668 as filed with the Commission on August 9, 2010, pertaining to the registration of 2,800,000 shares of Common Stock issuable under the 2005 Equity Incentive Plan and 300,000 shares of Common Stock issuable under the Employee Stock Purchase Plan.

File No. 333-183171 as filed with the Commission on August 9, 2012, pertaining to the registration of 3,000,000 shares of Common Stock issuable under the 2005 Equity Incentive Plan.

File No. 333-205554 as filed with the Commission on July 8, 2015, pertaining to the registration of 9,550,000 shares of Common Stock issuable under the 2015 Equity Incentive Plan.

File No. 333-213012 as filed with the Commission on August 9, 2016, pertaining to the registration of 2,400,000 shares of Common Stock issuable under the 2016 Employee Stock Purchase Plan.

On October 13, 2017, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 7, 2017, by and among the Company, Silver Biotech Investment Limited, a company organized under the laws of the Cayman Islands (“Holdco”) and Silver Delaware Investment Limited, a Delaware corporation and wholly-owned subsidiary of Holdco (“Merger Sub”), Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Holdco (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, including the Registration Statements. In accordance with undertakings made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Foster City, State of California, on the 31 day of October, 2017.

SCICLONE PHARMACEUTICALS, INC.

By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer and Senior Vice President, Finance

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Friedhelm Blobel Friedhelm Blobel, Ph.D.	President and Chief Executive Officer (Principal Executive Officer)	October 31, 2017

/s/ Wilson W. Cheung Wilson W. Cheung	Chief Financial Officer and Senior Vice President, Finance (Principal Financial and Accounting Officer)	October 31, 2017

/s/ Ting Ping Ping Ting Ping Ping	Director	October 31, 2017